UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2026

Apollo IG Core Replacement, L.P.

(Exact name of Registrant as Specified in Charter)

Delaware	000-56768	39-2921848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 41st Floor New York, NY		10019
(Address of Principal Executive Offices)		(Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On May 1, 2026, Apollo IG Core Replacement, L.P. (“Apollo IG Core”) issued unregistered limited partnership interests (the “Interests”) for aggregate consideration of approximately $505.0 million in cash.

The offer and sale of the Interests were made as part of Apollo IG Core’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), including Regulation D and/or Regulation S thereunder.

Item 8.01	Other Events.

On May 1, 2026, the investment manager of Apollo IG Core determined the net asset value of Apollo IG Core as of March 31, 2026 was $1,327.5 million. For additional information, please see Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Net Asset Value as of March 31, 2026
104	Cover Page Interactive Data File (embedded within the Inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO IG CORE REPLACEMENT, L.P.

	By:	Apollo IG Core Replacement Advisors, L.P., its general partner

	By:	Apollo IG Core Replacement Advisors GP, LLC, its general partner

Date: May 6, 2026	By:	/s/ Michael Martinez
		Name:	Michael Martinez
		Title:	Chief Financial Officer